EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For Additional Information, Contact at (214) 981-5000:
Leldon E. Echols, Executive Vice President and Chief Financial Officer
Matthew G. Moyer, Vice President-Investor Relations
http://www.centex.com

CENTEX REPORTS RECORD SECOND QUARTER RESULTS
RAISES EARNINGS GUIDANCE FOR FISCAL YEAR 2005

DALLAS - October 26, 2004: Centex Corporation (NYSE: CTX) today reported the highest revenues, operating earnings and earnings per diluted share for any second quarter in its history.

Highlights of the quarter ended September 30, 2004 (compared to last year’s second quarter):

•	Domestic home building operating earnings increased 38%; operating margin was 13.3%, up 130 basis points.

•	Domestic home closings increased 13%; sales (orders) rose 6%; backlog rose 16% to 17,727 units.

•	Net earnings were up 13% to $210.6 million.

•	Earnings per diluted share from continuing operations grew 10% to $1.61.

     “Our results for the second quarter of fiscal year 2005 were excellent,” said Chairman and CEO Tim Eller. “Home building continued its strong growth pattern, while conventional mortgage lending’s earnings reflect the anticipated decline in refinancing activity. Centex Home Equity’s earnings contribution increased significantly, consistent with our expectations for this business. All of our businesses are operating as planned, which provides us with confidence as we look to the remainder of fiscal 2005 and beyond.”

     “As we look forward to continuing the execution of our growth plans in each of our businesses, including a more robust growth in neighborhoods for home building, we are increasing our earnings estimates,” noted Lel Echols, Executive Vice President and CFO. “Based on the strength of the first and second quarters and the outlook for the rest of the year, we are raising our earnings guidance for fiscal 2005 from a range of $6.75 to $7.25 to a range of $7.25 to $7.50 per diluted share.”

CENTEX REPORTS RECORD SECOND QUARTER RESULTS, Page 2 of 4

HOME BUILDING

Domestic

     Operating earnings from Centex Homes were $283.2 million for the quarter this year, 38% higher than $205.8 million for the same quarter a year ago. Revenues were $2.13 billion, 25% higher than the $1.71 billion reported for the same quarter last year.

     The 38% increase in operating earnings was achieved on a 13% increase in closings to 7,831 homes in this year’s second quarter, as well as an improvement in operating margin to 13.3% from 12.0% a year ago.

     Operating earnings from Centex Homes were $506.8 million for the six-month period this year, 40% higher than $362.4 million for the year-ago period. For the current six months, revenues from Centex Homes were $4.0 billion, 25% higher than revenues of $3.2 billion for the same period in fiscal 2004.

     “We achieved a 13% increase in closings for the quarter despite a delay of approximately 200 homes due to the severe weather conditions in Florida and the eastern seaboard. Home sales per neighborhood continued to increase during the quarter even though traffic per neighborhood declined,” said Andy Hannigan, Chairman and CEO of Centex Homes. “Our experienced leadership team is closely attuned to current market conditions and is committed to executing our growth model.”

International

     London, England-based Fairclough Homes, the international operation of Centex Homes, closed 343 homes during the second quarter of fiscal 2005 versus 379 units for the same quarter last year. Operating earnings for the quarter were $12.6 million, a 97% increase over last year’s second quarter. This increase reflects an improved pricing environment and higher-margin neighborhoods coming on line. Operating margin increased 590 basis points to 12.6%.

FINANCIAL SERVICES

     Operating earnings from Financial Services for the second quarter this year were $53.3 million, down 30% from the same quarter last year which included peak levels of refinance activity. Revenues from this segment were $276.9 million for the quarter this year, 5% below $290.6 million for the same quarter last year.

     Financial Services operating earnings for the six-month period this year were $110.8 million, a decrease of 22% compared to $142.1 million for the year-ago period. For the current six months, Financial Services revenues were $551.2 million, 1% below last year’s revenues for the same period.

CTX Mortgage

     Operating earnings from CTX Mortgage totaled $21.8 million for this year’s second quarter versus $60.6 million for the same quarter a year ago. Retail originations fell 47% while originations from Centex Homes’ closings increased 10%. Refinanced mortgages accounted for 16% of originations for the quarter this year compared to 45% for the same quarter last year. CTX Mortgage provided mortgage loans to 72% of Centex Homes’ buyers for the second quarter this year.

-MORE-

CENTEX REPORTS RECORD SECOND QUARTER RESULTS, Page 3 of 4

     Operating earnings from CTX Mortgage were $53.8 million for the six-month period this year compared to $112.0 million for the same period a year ago.

     “CTX Mortgage is maintaining a healthy operating profit per loan in this post-refinancing market due to effective cost management and continued focus on the purchase loan business,” commented John Matthews, Chairman and CEO of CTX Mortgage.

Centex Home Equity Company

     Centex Home Equity Company (CHEC) reported operating earnings of $31.5 million for the quarter this year compared to operating earnings of $15.9 million for the same quarter in fiscal 2004. The portion of CHEC’s loan servicing portfolio on which it earns an interest margin under the “Portfolio Accounting Method” has reached $7.2 billion, growing by over 28% versus the same time last year.

     “Centex Home Equity achieved record earnings of $31.5 million in the second quarter and the business continues to be on target for record fiscal 2005 results,” said Tony Barone, President and CEO of CHEC. “We continue to grow our portfolio while improving our delinquency level. Our 90-plus day delinquency remained low, coming in at 2.4% versus 2.7% at this time last year.”

CONSTRUCTION SERVICES

     Operating earnings from Construction Services were $5.5 million for the quarter this year, versus $4.6 million for the same quarter in fiscal 2004. The operating margin was 1.2% this year, consistent with last year’s second quarter. Revenues from this segment were $452.2 million for the quarter this year, up 17% versus a year ago.

     “We continued to leverage our strategy of strong local service and shared national resources, delivering a 21% increase in our second quarter earnings versus last year,” said Robert C. Van Cleave, Chairman, President, and CEO of Centex Construction Services.

     The backlog of uncompleted construction contracts at September 30, 2004 was $1.6 billion, essentially the same as the backlog level reported at September 30, 2003.

OUTLOOK

     Based on the strength of the home building operations and its record backlog, as well as the execution of the company’s growth strategies at each of the other business units, Centex is increasing its earnings per diluted share guidance to a range of $7.25 to $7.50 for fiscal 2005.

     Through its subsidiaries, Centex ranks as one of America’s leading companies in the Home Building, Financial Services, Construction Services and Home Services industries.

     Centex’s senior management will host a LISTEN-ONLY conference call to discuss the second quarter financial results, as well as its outlook for the remainder of fiscal 2005, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Wednesday, October 27 as a part of its Annual Investor Conference. The conference call, accompanied by a slide presentation, will be webcast simultaneously on the Centex Web site at http://www.centex.com. A replay of the call, as well as the presentation, will be archived on that site for one year. Questions can be e-mailed to ir@centex.com.

-MORE-

CENTEX REPORTS RECORD SECOND QUARTER RESULTS, Page 4 of 4

# # #

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. With respect to forward-looking statements relating to the business, operations, assets, liabilities, financial condition or results of operations of Centex, the risks and uncertainties to which these statements are subject include the following: general economic conditions and interest rates; the cyclical and seasonal nature of our businesses; adverse weather conditions; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of our markets and businesses; competition; availability of land and raw materials; and unexpected operational difficulties. For example, increases in interest rates or decreases in demand for housing on a national or regional basis or increases in the cost or reductions in the supply of suitable land for development, or lumber or other building materials or labor, could affect the revenues or operating earnings of our homebuilding operations. Similarly, increases in interest rates could adversely affect demand for some of the mortgage loans offered by our mortgage finance operations. Finally, changes in national and regional economic conditions and levels of infrastructure and construction spending could adversely affect the results of operations of our construction services operations. These and other risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (including under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which are on file with the SEC and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made are made as of the date hereof, and the risk that actual results will differ materially from expectations will increase with the passage of time. Centex undertakes no duty to update any forward-looking statement to reflect future events or changes in Centex’s expectations.

NOTE ATTACHMENTS:

(1)	Revenues and Earnings by Lines of Business

(2)	Condensed Consolidated Balance Sheets

(3)	Condensed Consolidated Cash Flows

(4)	Supplemental Domestic Home Building Data

(5)	Domestic Housing Activity by Geographic Area

(6)	Domestic Housing Activity Dollar Values by Geographic Area

(7)	Supplemental International Home Building Data

(8)	Supplemental Financial Services Data

-MORE-

Attachment 1

Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(dollars in thousands, except per share data)

	Quarter Ended			Six Months Ended
	September 30,			September 30,
	(unaudited)			(unaudited)
	2004	2003 (D)	Change	2004	2003 (D)	Change
Revenues
Home Building (A)	$2,231,459	$1,709,139	31%	$4,229,573	$3,213,632	32%
Financial Services	276,923	290,551	(5%)	551,244	557,411	(1%)
Construction Services	452,228	386,629	17%	886,445	762,384	16%
Other	24,296	42,007	(42%)	83,717	67,528	24%

Total	$2,984,906	$2,428,326	23%	$5,750,979	$4,600,955	25%

Operating Earnings
Home Building (A)	$296,352	$212,198	40%	$527,472	$373,605	41%
Financial Services	53,252	76,502	(30%)	110,826	142,101	(22%)
Construction Services	5,514	4,560	21%	9,980	9,119	9%
Other	(2,302)	25,185	(109%)	5,040	23,492	(79%)

Total Operating Earnings	352,816	318,445	11%	653,318	548,317	19%
Corporate General Expenses	(19,019)	(21,988)		(38,604)	(41,091)
Interest Expense	(5,281)	(16,444)		(10,306)	(31,914)

Earnings from Continuing Operations Before Income Taxes	328,516	280,013	17%	604,408	475,312	27%
Income Taxes	(117,904)	(91,959)		(216,563)	(154,040)

Earnings from Continuing Operations	210,612	188,054	12%	387,845	321,272	21%
Earnings from Discontinued Operations, net (B)	—	11,335		—	20,907
Cumulative Effect of Accounting Change (C)	—	(13,260)		—	(13,260)

Net Earnings	$210,612	$186,129	13%	$387,845	$328,919	18%

Earnings Per Share - Basic
Earnings per Share - Continuing Operations	$1.70	$1.53	11%	$3.13	$2.61	20%
Earnings per Share - Discontinued Operations	—	0.09		—	0.16
Earnings per Share - Cumulative Effect	—	(0.11)		—	(0.11)

Earning s Per Share - Basic	$1.70	$1.51	13%	$3.13	$2.66	18%

Earnings Per Share - Diluted
Earnings per Share - Continuing Operations	$1.61	$1.46	10%	$2.96	$2.50	18%
Earnings per Share - Discontinued Operations	—	0.09		—	0.16
Earnings per Share - Cumulative Effect	—	(0.11)		—	(0.10)

Earning s Per Share - Diluted	$1.61	$1.44	12%	$2.96	$2.56	16%

Average Shares Outstanding:
Basic	124,036,791	123,427,650	—%	123,806,272	122,961,650	1%
Diluted	130,981,144	129,076,874	1%	131,122,570	128,469,010	2%

(A) 3333 Holding Corporation and Centex Development Company, L.P. were consolidated into Centex Corporation on February 29, 2004. As a result, beginning March 1, 2004, International Home Building is fully consolidated as a component of Home Building. Centex’s equity in the earnings of International Home Building prior to March 1, 2004 have been reclassified from Investment Real Estate (now in Other) to Home Building. See Attachment 7 for additional International Home Building information.

(B) Includes the operations spun-off in the CXP and Cavco transactions and other discontinued manufactured housing operations.

(C) Represents the cumulative effect of change in accounting resulting from the consolidation of HSF-I effective July 1, 2003.

(D) Certain prior year items have been reclassified to conform to current period classifications.

Attachment 2

Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	Centex Corporation and
	Subsidiaries		Centex Corporation*		Financial Services
	September 30,	March 31,	September 30,	March 31,	September 30,	March 31,
	2004	2004	2004	2004	2004	2004
Assets
Cash -
Unrestricted	$76	$179	$63	$161	$13	$18
Restricted	327	310	51	50	276	260
Receivables -
Residential Mortgage Loans Held for Investment	7,180	6,498	—	—	7,180	6,498
Residential Mortgage Loans Held for Sale	1,566	1,820	—	—	1,566	1,820
Other Receivables	728	669	534	491	194	178
Inventories -
Homebuilding	6,101	5,105	6,101	5,105	—	—
Land Held Under Option Agreements not Owned	518	362	518	362	—	—
Other	41	94	34	85	7	9
Investments	163	140	720	672	—	—
Property and Equipment, net	166	156	118	115	48	41
Goodwill	249	255	237	238	12	17
Deferred Charges and Other Assets	450	481	220	239	230	242

	$17,565	$16,069	$8,596	$7,518	$9,526	$9,083

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,946	$1,963	$1,745	$1,715	$190	$264
Debt
Non-Financial Services	2,876	2,418	2,876	2,418	—	—
Financial Services	8,766	8,302	—	—	8,766	8,302
Minority Stockholders’ Interest	492	336	490	335	2	1
Stockholders’ Equity	3,485	3,050	3,485	3,050	568	516

	$17,565	$16,069	$8,596	$7,518	$9,526	$9,083

* In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets.

**We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and we have limited obligations with respect to the indebtedness of our Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3

Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation*		Financial Services
	For the Six Months Ended September 30,		For the Six Months Ended September 30,		For the Six Months Ended September 30,
	2004	2003	2004	2003	2004	2003
Cash Flows - Operating Activities
Net Earnings	$388	$329	$388	$329	$69	$75
Adjustments -
Depreciation and Amortization	52	57	43	49	9	8
Other Noncash Adjustments	33	34	(56)	(84)	42	42
Decrease in Loans Held for Sale	253	766	—	—	253	766
(Increase) Decrease in Inventories	(937)	(655)	(939)	(654)	2	(1)
Other Operating Activities	(48)	(140)	14	(89)	(83)	(74)

	(259)	391	(550)	(449)	292	816

Cash Flows - Investing Activities
Increase in Loans Held for Investment	(733)	(1,011)	—	—	(733)	(1,011)
Other Investing Activities	(39)	(16)	(12)	(3)	(6)	11

	(772)	(1,027)	(12)	(3)	(739)	(1,000)

Cash Flows - Financing Activities
Increase (Decrease) in Short-Term Debt, net	94	(520)	77	140	17	(660)
Issuance of Long-Term Debt, net	829	789	382	(51)	447	840
Other Financing Activities	5	(13)	5	(13)	(22)	—

	928	256	464	76	442	180

Net (Decrease) Increase in Cash and Cash Equivalents	(103)	(380)	(98)	(376)	(5)	(4)
Cash and Cash Equivalents at Beginning of Period	179	456	161	441	18	15

Cash and Cash Equivalents at End of Period	$76	$76	$63	$65	$13	$11

* In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows.

**We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and we have limited obligations with respect to the indebtedness of our Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4

Centex Corporation and Subsidiaries
Supplemental Home Building Data - Domestic Operations
(unaudited)

     (dollars in millions, except per unit data)

	Quarter Ended September 30,				Six Months Ended September 30,
	2004		2003		2004		2003
HOME BUILDING - DOMESTIC
Revenues - Housing	$2,053.1	100.0%	$1,687.8	100.0%	$3,925.4	100.0%	$3,165.2	100.0%
Cost of Sales - Housing	(1,491.3)	(72.6%)	(1,229.4)	(72.8%)	(2,853.1)	(72.7%)	(2,331.9)	(73.7%)

Gross Margin - Housing	561.8	27.4%	458.4	27.2%	1,072.3	27.3%	833.3	26.3%

Revenues - Land Sales & Other	78.5		21.3		105.3		48.4
Cost of Sales - Land Sales & Other	(64.6)		(30.4)		(99.7)		(55.3)

Gross Margin - Land Sales & Other	13.9		(9.1)		5.6		(6.9)

Total Gross Margin	575.7	27.0%	449.3	26.3%	1,077.9	26.7%	826.4	25.7%
Selling, General & Administrative	(295.8)	(13.9%)	(244.9)	(14.3%)	(582.2)	(14.4%)	(466.6)	(14.5%)
Other Income	3.3	0.2%	1.4	—%	11.1	0.3%	2.6	0.1%

Operating Earnings	$283.2	13.3%	$205.8	12.0%	$506.8	12.6%	$362.4	11.3%

Units Closed	7,831		6,906		15,214		13,255
Average Unit Sales Price	$262,181		$244,393		$258,013		$238,792
% Change	7.3%		12.0%		8.0%		10.5%
Operating Earnings per Unit	$36,159		$29,805		$33,308		$27,344
% Change	21.3%		36.3%		21.8%		30.0%
Average Neighborhoods	576		559		573		558
% Change	3.0%		8.8%		2.7%		12.0%

LOT POSITION - DOMESTIC

	As of September 30,
	2004	2003	Change
Lot Owned and Controlled:
Lots Owned	85,335	67,671	26.1%
Lots Controlled	136,979	94,287	45.3%

Total	222,314	161,958	37.3%

Attachment 5

Centex Corporation and Subsidiaries
Supplemental Home Building Data - Domestic Operations
Housing Activity (Units) by Geographic Area

	Closings
	Quarter Ended September 30,			Six Months Ended September 30,
	2004	2003	Change	2004	2003	Change
Mid-Atlantic	1,317	1,248	6%	2,620	2,362	11%
Southeast	1,296	1,301	-%	2,605	2,427	7%
Midwest	1,684	1,329	27%	3,208	2,553	26%
Southwest	2,120	1,795	18%	4,108	3,526	17%
West Coast	1,414	1,233	15%	2,673	2,387	12%

	7,831	6,906	13%	15,214	13,255	15%

	Sales (Orders) Backlog
	As of September 30,
	2004	2003	Change
Mid-Atlantic	3,316	2,594	28%
Southeast	4,692	3,446	36%
Midwest	3,238	3,406	(5%)
Southwest	3,359	3,379	(1%)
West Coast	3,122	2,419	29%

	17,727	15,244	16%

	Sales (Orders)
	Quarter Ended September 30,			Six Months Ended September 30,
	2004	2003	Change	2004	2003	Change
Mid-Atlantic	1,659	1,360	22%	3,135	2,808	12%
Southeast	1,664	1,478	13%	3,590	3,160	14%
Midwest	1,480	1,414	5%	3,054	3,039	-%
Southwest	2,263	2,382	(5%)	4,598	4,647	(1%)
West Coast	1,430	1,405	2%	3,150	2,795	13%

	8,496	8,039	6%	17,527	16,449	7%

Centex Corporation and Subsidiaries
Supplemental Home Building Data - Domestic Operations
Housing Activity (Units) by Geographic Area

Attachment 6

	Housing Revenues - Closings
	(dollars in millions)
	Quarter Ended September 30,			Six Months Ended September 30,
	2004	2003	Change	2004	2003	Change
Mid-Atlantic	$371.2	$339.6	9%	$744.2	$634.3	17%
Southeast	320.4	284.7	13%	637.6	527.8	21%
Midwest	356.4	278.8	28%	677.3	534.6	27%
Southwest	350.9	280.2	25%	665.1	539.7	23%
West Coast	654.2	504.5	30%	1,201.2	928.8	29%

	$2,053.1	$1,687.8	22%	$3,925.4	$3,165.2	24%

	Sales (Orders) Backlog Value
	(dollars in millions)
	As of September 30,
	2004	2003	Change
Mid-Atlantic	$1,056.2	$779.3	36%
Southeast	1,304.1	897.3	45%
Midwest	697.6	680.8	2%
Southwest	623.6	530.9	17%
West Coast	1,684.1	995.4	69%

	$5,365.6	$3,883.7	38%

Attachment 7

Centex Corporation and Subsidiaries
Supplemental Home Building Data - International Operations
(unaudited)

(dollars in millions, except per unit data)

	Quarter Ended September 30,				Six Months Ended September 30,
	2004		2003		2004		2003
HOME BUILDING - INTERNATIONAL
Revenues - Housing	$99.0	100.0%	$95.0	100.0%	$193.7	100.0%	$183.7	100.0%
Cost of Sales - Housing	(68.6)	(69.3%)	(76.0)	(80.0%)	(140.6)	(72.6%)	(147.1)	(80.1%)

Gross Margin - Housing	30.4	30.7%	19.0	20.0%	53.1	27.4%	36.6	19.9%

Revenues - Land Sales & Other	0.9		1.0		5.2		1.0
Cost of Sales - Land Sales & Other	(1.4)		—		(5.5)		—

Gross Margin - Land Sales & Other	(0.5)		1.0		(0.3)		1.0

Total Gross Margin	29.9	29.9%	20.0	20.8%	52.8	26.5%	37.6	20.4%
Selling, General & Administrative	(16.7)	(16.7%)	(13.1)	(13.6%)	(32.1)	(16.1%)	(25.4)	(13.8%)

Operating Earnings	13.2	13.2%	6.9	7.2%	20.7	10.4%	12.2	6.6%
Interest	(0.6)	(0.6%)	(0.5)	(0.5%)	(1.2)	(0.6%)	(1.0)	(0.5%)

Earnings Before Income Taxes	$12.6	12.6%	$6.4	6.7%	$19.5	9.8%	$11.2	6.1%

Units Closed	343		379		657		692
Unit Sales	321		384		703		747
Plots Owned and Controlled	5,250		4,517		5,250		4,517
Average Unit Sales Price	$288,499		$250,641		$294,791		$265,519
% Change	15.1%		6.0%		11.0%		14.2%
Operating Earnings per Unit	$38,446		$18,272		$31,534		$17,734
% Change	110.4%		N.M.		77.8%		N.M.

Attachment 8

Centex Corporation and Subsidiaries
Supplemental Financial Services Data

CTX Mortgage Company

	Quarter Ended September 30,			Six Months Ended September 30,
	2004	2003	Change	2004	2003	Change
Originations
Builder	5,206	4,734	10%	10,225	9,169	12%
Retail	11,349	21,567	(47%)	25,503	44,359	(43%)

Total	16,555	26,301	(37%)	35,728	53,528	(33%)

Applications
Builder	5,721	6,148	(7%)	11,867	12,212	(3%)
Retail	9,957	16,248	(39%)	20,824	41,503	(50%)

Total	15,678	22,396	(30%)	32,691	53,715	(39%)

Loan Volume (in billions)	$3.09	$4.44	(30%)	$6.59	$8.99	(27%)

Average Loan Size	$186,700	$168,800	11%	$184,500	$168,000	10%

Operating Profit per Loan	$1,315	$2,302	(43%)	$1,506	$2,092	(28%)

Centex Home Equity

	Quarter Ended September 30,			Six Months Ended September 30,
	2004	2003	Change	2004	2003	Change
Originations	10,819	9,588	13%	22,339	18,583	20%

Applications	99,333	85,662	16%	197,298	166,299	19%

Loan Volume (in billions)	$1.26	$1.02	23%	$2.70	$1.90	42%

Average Loan Size	$116,300	$106,800	9%	$120,800	$102,300	18%

Earnings As a % of Average “Owned” Portfolio	1.79%	1.19%		1.67%	1.18%

Servicing Portfolio:

	As of September 30,
	2004	2003	Change
Number of Loans:
Portfolio Accounting Method	79,607	69,751
Serviced for Others	15,508	11,890

Total	95,115	81,641	17%

Servicing Portfolio (in billions):
Portfolio Accounting Method	$7.18	$5.62
Serviced for Others	1.21	0.71

Total	$8.39	$6.33	33%